Exhibit 99.1

Pieris Pharmaceuticals, Inc. Completes Private Placement,

Raises $13.6M

FREISING, GERMANY, December 23, 2014 – Pieris Pharmaceuticals, Inc. (OTC:PIRS) (formerly Marika, Inc.), a biotechnology company advancing its proprietary Anticalin® biotherapeutic technologies, announced today the successful completion of its private placement offering as part of its alternative public offering announced on December 18, 2014. Shares of the Company’s common stock are quoted on the OTC Market under the symbol “PIRS”.

Pieris announced today that it has completed its private placement with gross proceeds, together with the first tranche that closed on December 17, 2014, of $13.56 million for the total issuance and sale of approximately 6.8 million shares of its common stock at $2.00 per share. Proceeds from the private placement will be used primarily to advance Pieris’ proprietary Anticalin® product portfolio, including its anemia program (PRS-080), autoimmunity program (PRS-060) and immuno-oncology franchise (PRS-300), and for general corporate purposes. The placement agents on the financing were Northland Securities, Katalyst Securities and Trout Capital.

“We are pleased at the interest we have seen from investors in our PIPE financing,” said Stephen Yoder, the Company’s president and chief executive officer, “and this financing, led with investments from Ally Bridge Group, Lombard Odier, Montrose Capital Partners, OrbiMed Advisors, Sphera Funds Management and others, recognizes the importance of our technology and provides the capital to further advance our differentiated biologics drug candidates in areas of unmet medical need. Following a fourth quarter that included milestone payments by our big pharma partners, Sanofi and Daiichi Sankyo, as well as the initiation of Phase I for our anemia program PRS-080, we look forward to entering 2015 as a public company.”

Summary of Transaction

Pieris has completed a private placement offering following the completion of the share exchange transaction, pursuant to which Pieris AG became a wholly-owned subsidiary of the Company. In connection with the private placement, the Company issued warrants to acquire a combined total of up to approximately 542,361 shares of its common stock at an exercise price of $2.00 per share to Northland, Katalyst, Trout and their designees. The warrants are exercisable at any time at the option of the holder until the five-year anniversary of their date of issuance.

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In connection with the private placement, Pieris has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of the shares of common stock issued in the share exchange, the private placement, and in connection with the exercise of the placement agent warrants, within 90 days after the closing. The shares of common stock issued or to be issued pursuant to the private placement and the placement agent warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Pieris

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi GroupDd, Zydus Cadila, Stelis Biopharma and Allergan. For more information visit www.pieris.com.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com

Media Inquiries:
Gretchen Schweitzer gschweitzer@macbiocom.com
+49 172 861 8540

Anticalin®, Anticalins® are registered trademarks of Pieris.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent

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uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K dated December 17, 2014.

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